Exhibit 10.10

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”), dated as of December 23, 2020 (the “Execution Date”), is entered into by and between B2Digital, Incorporated, a Delaware corporation (the “Company”), and Triton Funds LP, a Delaware limited partnership (the “Investor”).

RECITAL

WHEREAS, upon the terms and subject to the conditions contained herein, the Investor agrees to purchase, and the Company agrees to sell, up to Two Million Five Hundred Thousand Dollars ($2,500,000) of common stock, par value $0.00001 per share (the “Common Stock”), of the Company, the resales of which shares of Common Stock shall be registered under the Securities Act of 1933, as amended (“1933 Act”) pursuant to an effective Registration Statement on Form S-1.

NOW THEREFORE, in consideration of the foregoing recital, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

AGREEMENT

SECTION I

DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Administrative Fee” shall mean $15,000 payable by the Company to the Investor from the Initial Closing.

“Business Day” shall mean any day on which the Principal Market for the Purchased Shares is open for trading from the hours of 9:30 am until 4:00 pm eastern time.

“Closing” shall mean the date that is no later than five (5) Business Days after the Purchase Notice Date.

“Commitment Period” shall mean the period beginning on the Business Day immediately following the Execution Date and ending on the expiration of this Agreement.

“Minimum Closing Price” shall mean the closing price of the Common Stock that is equal to or greater than $0.0075.

“Principal Market” shall mean the New York Stock Exchange, the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Markets, whichever is the market on which the Common Stock is listed.

“Purchase Notice” shall mean the written notice sent to the Investor by the Company, which Purchase Notice shall state the total amount of Purchased Shares that the Company intends to sell to the Investor pursuant to the terms of this Agreement based on the formula set forth in Section 2.1 hereof.

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“Purchased Shares” shall mean shares of Common Stock issued pursuant to the terms of this Agreement.

“Investment Amount” shall mean the total dollar amount to be sold by the Company at a Closing, not to exceed Two Hundred and Fifty Thousand Dollars ($250,000).

“Registration Statement” means the Registration Statement on Form S-1 to be filed with the SEC registering the Purchased Shares issuable hereunder.

“SEC” shall mean the U.S. Securities and Exchange Commission.

SECTION II

PURCHASE AND SALE OF COMMON STOCK

2.1 PURCHASE AND SALE OF PURCHASED SHARES. Subject to the terms and conditions set forth herein, the Company shall sell to the Investor, and the Investor shall purchase from the Company, that number of Purchased Shares equal to the Investment Amount. The Investment Amount shall be calculated based on the total number of Purchased Shares set forth in the Purchase Notice delivered to Investor as more particularly set forth in Section 2.2 below, multiplied by $0.005.

2.2 DELIVERY OF PURCHASE NOTICE. Subject to the terms and conditions herein, the Company may deliver the Purchase Notice to the Investor during the Commitment Period setting forth the total number of Purchased Shares to be purchased by Investor, which Purchase Notice shall be in the form attached hereto as Exhibit A and incorporated herein by reference. During the Commitment Period, the Company shall not submit a Purchase Notice until the previous Closing has been completed. No Purchase Notice will be made in an amount less than twenty-five thousand dollars ($25,000) or greater than two hundred and fifty thousand dollars ($250,000).

2.3 CONDITIONS TO INVESTOR’S OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, the Investor shall not be obligated to purchase any Purchased Shares at the Closing unless each of the following conditions are satisfied:

(i)	the Registration Statement shall remain effective and available for sale of the Purchased Shares at all times until the Closing;

(ii)	at the Closing, the Common Stock shall have been listed or quoted for trading on the Principal Market and shall not have been suspended from trading, at any time, after the Execution Date and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(iii)	no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Purchased Shares; and

(iv)	the issuance of the Purchased Shares will not violate any requirements of the Principal Market.

(v)	Minimum Closing Price is met on the date Investor receives the Purchased Shares as DWAC Shares by custodian.

If any of the events described in clauses (i) through (v) above occurs prior to the Closing, then the Investor shall have no obligation to purchase the Purchased Shares set forth in the Purchase Notice.

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2.4 MECHANICS OF PURCHASE OF PURCHASED SHARES BY INVESTOR. The Closing of the purchase of the Purchased Shares set forth in the Purchase Notice shall occur no later than five (5) Business Days following the receipt by Investor’s custodian of the Purchased Shares (the “Purchase Notice Date”); it being understood that the Investor shall deliver the Purchase Notice to Investor’s custodian on the Purchase Notice Date. In the event the closing price of the Company’s Common Stock falls below the Minimum Closing Price from the time the Investor receives the Purchase Notice until the end of the Business Day on the Purchase Notice Date, the Investor may, through prompt written notice to the Company, elect to reduce the Investment Amount and DWAC the balance of the Purchased Shares not elected to be purchased back to the Company’s Transfer Agent within three (3) business days from receipt of written notice provided by the Investor to the Company. In the event that the Investor elects to reduce the Investment Amount pursuant to this provision and the balance of the Purchased Shares not elected to be purchased by the Investor are not received by the Company’s transfer agent within three (3) business days of the receipt of written notice from the Investor to the Company, the Company is hereby entitled to request reasonable restrictions on the transferability and sale of the shares and the Investor hereby consents to those restrictions. The Purchase Notice Date shall be deemed delivered (i) on the day it is delivered to Investor on a Business Day prior to 9:30 am eastern time; (ii) if it is delivered on a day other than a Business Day or on a Business Day after 9:30 am eastern time, it shall be on the day that is the next subsequent Business Day. The Investor shall deliver the Investment Amount by wire transfer of immediately available funds to an account designated by the Company set forth in the Purchase Notice. In addition, on or prior to the Closing, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

2.5 LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Purchased Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 9.99% of the number of shares of Common Stock outstanding on the Purchase Notice Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

By executing this Agreement, the Investor represents, warrants and agrees that:

3.1 POWER AND AUTHORITY. The undersigned has full power and authority to act on behalf of and bind the Investor to its obligations as set forth herein and making these representations, warranties and agreements.

3.2 EFFECTIVE REGISTRATION STATEMENT. The Purchased Shares are being offered pursuant to the Registration Statement and Investor is solely relying on the Registration Statement and all periodic filings made by the Company under the 1934 Act (“SEC Filings”), in determining whether to purchase the Purchased Shares.

3.3 REVIEW OF SEC FILINGS. Investor has had full opportunity to read and review the Registration Statement, the documents incorporated therein by reference, and consult with an attorney regarding such Registration Statement.

3.4 ACCURACY OF REPRESENTATIONS. The information provided herein and these representations, warranties and agreements are accurate and complete, and shall remain so until the undersigned notifies the Company otherwise.

3.5 NO SHORT SALES. Neither Investor or its affiliates shall engage in any short sales or similar transactions following the date of execution of this Agreement until termination of the Commitment Period.

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SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed on the Company’s SEC Filings, the Company represents and warrants to the Investor that:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Agreement.

4.2 AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

(i)	The Company has the requisite corporate power and authority to enter into the Agreement and to issue the Purchased Shares in accordance with the terms hereof and thereof.

(ii)	The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Purchased Shares pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.
(iii)	The Agreements have been duly and validly executed and delivered by the Company.

(iv)	The Agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 ISSUANCE OF SHARES. The Company has reserved the amount of Purchased Shares included in the Registration Statement for issuance pursuant to the Agreement, which have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot register a sufficient number of Purchased Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Purchased Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.4 INSURANCE. Each of the Company’s Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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4.5 DILUTIVE EFFECT. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that the issuance of the Purchased Shares will have a dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Agreement, its obligation to issue shares of Common Stock pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

SECTION V

COVENANTS OF THE COMPANY

5.1 BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in this Agreement.

5.2 REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Purchased Shares, or (ii) the date on which the Investor has sold all the Purchased Shares.

5.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Purchased Shares for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

5.4 FINANCIAL INFORMATION. During the Commitment Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5 RESERVATION OF PURCHASED SHARES. The Company shall take all action necessary to at all times have authorized and reserved the amount of Purchased Shares included in the Registration Statement for issuance pursuant to the Agreement. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

5.6 LISTING. The Company shall maintain the listing of all of the Purchased Shares on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Purchased Shares issuable under the terms of the Agreement. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Business Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7 CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

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5.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Purchased Shares: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Purchased Shares for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus.

5.9 TRANSFER AGENT. The Company shall deliver instructions to its transfer agent to issue Purchased Shares to the Investor that are issued to the Investor pursuant to the Agreement.

5.10 ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own free will, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION VI

EXPIRATION

This Agreement shall expire upon the earlier to occur of:

6.1 that date when the Investor has purchased an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000) in Purchased Shares pursuant to this Agreement; or

6.2 June 30, 2021.

Any and all Purchased Shares issuable to Investor, or penalties or other amounts, if any, due under this Agreement shall be immediately payable and due Investor upon expiration of this Agreement.

SECTION VII

INDEMNIFICATION

In consideration of the parties mutual obligations set forth in the Agreement, the Company (the “Indemnitor”) shall defend, protect, indemnify and hold harmless the Investor and all of the investor’s shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

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SECTION VIII

GOVERNING LAW; DISPUTES SUBMITTED TO ARBITRATION

8.1 LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in Los Angeles, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

8.2 LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Agreement, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached this Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Purchased Shares.

8.3 SURVIVAL. Sections 8.1, 8.2, 8.3, 8.4, and 8.5 of this Agreement shall survive the Commitment Period and the expiration of this Agreement.

8.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement terminates and supersedes in its entirety the Common Stock Purchase Agreement dated October 15, 2020 between the parties and is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

8.5 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

8.6 PRICING OF COMMON STOCK. For purposes of this Agreement, the price of the Common Stock shall be determined by the formula set forth in Section 2.1 hereof.

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SECTION IX

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose non-public information to the Investor.

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of this Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands this Agreement, and the representations made by the undersigned in this Agreement are true and accurate and agrees to be bound by its terms.

TRITON FUNDS LP By: /s/ Ashkan Mapar Name: Ashkan Mapar Title: Authorized Signatory
B2DIGITAL, Incorporated By:/s/ Greg Bell Name: Greg Bell Title: Chief Executive Officer and Chairman

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EXHIBIT A

PURCHASE NOTICE

Date: _____, 202_

TRITON FUNDS LP,

This is to inform you that as of today the Company hereby elects to exercise its right pursuant to this Agreement to require you to purchase _____ Purchased Shares for an Investment Amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000). The Company’s wire instructions are as follows:

[Insert Wire Instructions]

The total Investment Amount and price per Purchased Shares shall be calculated in accordance with the terms and conditions set forth in Section 2.1 of the Agreement.

Regards,

B2DIGITAL, Incorporated By: Name: Greg Bell Title: Chief Executive Officer and Chairman

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